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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported):      FEBRUARY 9, 1998

                          MEDICAL SCIENCE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


        TEXAS                        333-37441                  94-3123681
   (State or other                  (Commission              (I.R.S. Employer
    jurisdiction                   File Number)             Identification No.)
  of incorporation)

                       4400 MacArthur Boulevard, Suite 980
                         Newport Beach, California 92660
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:      (714) 440-9730


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ITEM 4    CHANGE IN REGISTRANTS'S CERTIFYING ACCOUNT

          Effective February 9, 1998 the Company's Audit Committee of the Board of Directors approved the engagement of Deloitte & Touche, LLP to serve as the Company's independent public accountants and to conduct the audit of the Company's financial statements for the fiscal year ending December 31, 1997, replacing the firm of Singer Lewak Greenbaum & Goldstein LLP, who had been engaged to audit the Company's financial statements for the fiscal years ended December 31, 1995 and 1996. The change in accountants was made because the Audit Committee, comprised of independent directors, believes that the interests of the Company and its shareholders will be best served by a nationally-recognized accounting firm. The audit reports provided by Singer Lewak Greenbaum & Goldstein LLP for the fiscal years ended December 31, 1995 and 1996 did not contain any adverse opinion or a disclaimer of opinion nor was any report modified as to uncertainty, audit scope or accounting principles. Management of the Company knows of no past disagreements between the Company and Singer Lewak Greenbaum & Goldstein LLP on any matter of accounting principles or practices, financial statement disclosure or auditing, scope or procedure.

ITEM 7(C) EXHIBITS.

          The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit   Name of Exhibit
-------   ---------------

16        Letter on Change in certifying accountant


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICAL SCIENCE SYSTEMS, INC.


Date: February 9, 1998                 By: /s/ U. Spencer Allen
                                           -------------------------------------
                                           U. Spencer Allen
                                           Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit   Name of Exhibit
-------   ---------------

16        Letter on Change in certifying accountant